UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 7, 2018

Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	1-8993 (Commission file number)	94-2708455 (I.R.S. Employer Identification No.)

80 South Main Street, Hanover, New Hampshire 03755
(Address of principal executive offices)

(603) 640-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 7, 2018, White Mountains Insurance Group, Ltd. issued a press release announcing its results for the three months and year ended December 31, 2017. The press release furnished herewith is attached as Exhibit 99.1 to this Form 8-K. Certain information included in the press release constitutes non-GAAP financial measures (as defined in Regulation G of the Securities and Exchange Commission). Specifically, the two non-GAAP financial measures disclosed in the press release include (i) adjusted book value per share and (ii) earnings before interest, taxes, depreciation and amortization (“EBITDA”). These non-GAAP financial measures have been reconciled to their most comparable GAAP financial measures.

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Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below.

The GAAP book value per share numerator is adjusted (i) to include a discount for the time value of money arising from the expected timing of cash payments of principal and interest on the BAM surplus notes and (ii) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global.

Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest, was estimated to be $167 million and $162 million less than the nominal GAAP carrying values as of September 30, 2017 and December 31, 2017, respectively.

The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $71 million and $82 million as of September 30, 2017 and December 31, 2017, respectively.

White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the surplus notes and the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary.

The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted (i) to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized and (ii) to include the dilutive effects of outstanding non-qualified options for periods prior to January 20, 2017, the expiration date of the non-qualified options.

The reconciliation of GAAP book value per share to adjusted book value per share is included on page 6 of Exhibit 99.1 to this Form 8-K.

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In the second quarter of 2017, MediaAlpha became a reportable segment, and White Mountains has included MediaAlpha’s EBITDA calculation as a non-GAAP financial measure. EBITDA is defined as net income (loss) excluding interest expense on debt, income tax benefit (expense), depreciation and amortization. White Mountains believes that this non-GAAP financial measure is useful to management and investors in analyzing MediaAlpha’s economic performance without the effects of interest rates, levels of debt, effective tax rates, or depreciation and amortization primarily resulting from purchase accounting. In addition, White Mountains believes that investors use EBITDA as a supplemental measurement to evaluate the overall operating performance of companies within the same industry. A schedule is included on page 11 of Exhibit 99.1 to this Form 8-K that reconciles MediaAlpha’s GAAP net loss to EBITDA.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1 Press Release of White Mountains Insurance Group, Ltd. dated February 7, 2018, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
DATED: February 7, 2018	By:	/s/ J. BRIAN PALMER J. Brian Palmer Managing Director and Chief Accounting Officer

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